Exhibit 10.11

THIS AGREEMENT DATED THE 29th DAY OF NOVEMBER, 2011.

AMONG:

SCHNEIDER POWER INC.,

a corporation existing under the laws of the Province of Ontario

(hereinafter referred to as the “Purchaser”).

-and-

GREEN BREEZE ENERGY INC.,

a corporation existing under the laws of the Province of Ontario

(hereinafter referred to as the “Vendor”)

RECITALS

A. The parties hereto (the “Parties”) have executed and delivered a share purchase agreement made effective as of the 24th day of August, 2011 (the “Purchase Agreement”).

B. The Parties wish to amend and confirm certain terms and conditions of the Purchase Agreement as set forth herein.

NOW THEREFORE in consideration of the recitals and the covenants and conditions herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each Party), the Parties, intending to be legally bound, agree as follows.

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Amending Agreement, unless the context otherwise requires, words and phrases used herein and which are defined in the Purchase Agreement shall have the same meaning herein which are given to such words and phrases in the Purchase Agreement.

1.2	Construed Together

This Amending Agreement amends the Purchase Agreement and this Amending Agreement and the Purchase Agreement shall hereafter be read and construed together as if they were a single document.

ARTICLE 2

AMENDMENTS

2.1	Amendments to the Purchase Agreement

The Purchase Agreement is amended as follows:

(a)	Section 1.1.12 is deleted in its entirety and replaced with the following:

“Closing Date” means December 16, 2011 or such other date as the Purchaser and the Vendor may agree.”;

(b)	by adding the following as Subsection 5.1.10(d):

“an extension of the term of the credit facility under the Samsung Credit Agreement in form and substance satisfactory to the Purchaser.”;

(c)	by adding the following as Subsection 4.7:

“Purchaser’s Consent to Full Notice to Proceed.

The Purchaser hereby consents to the issuance and delivery of the Full Notice to Proceed (as such term is defined in the EPC Agreement) and related Escrow Agreement by the Corporation or the Vendor to RES Canada upon their receipt of the REA Permit from the Ontario Ministry of the Environment; provided however that the Purchaser shall not be required to make any payments due to RES Canada as a result of such issuance and delivery of the Full Notice to Proceed.”

2.2	Effective Time of Amendments

The amendments in this Amending Agreement shall be effective as of the date hereof.

2.3	Ratification and Confirmation

The Purchase Agreement remains in full force and effect, and is modified only to the extent of the amendment contained in this Amending Agreement. The Purchase Agreement, as amended by this Amending Agreement, is hereby ratified and confirmed in all respects.

ARTICLE 3

MISCELLANEOUS

3.1	Further Assurances

The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Amending Agreement and the document referred to in this Amending Agreement.

3.2	Third Party Benefits

Nothing in this Amending Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any Person, other than the Parties hereto and their respective successors or assigns (whether by operation of law or otherwise), any right or remedy under or by reason of this Amending Agreement or any term, covenant or condition hereof, and all the terms, covenants, conditions, promises and agreements in this Amending Agreement shall be for the sole and exclusive benefit of the Parties hereto and their successors and permitted assigns.

3.3	Severability

If any term, provision, covenant or condition of this Amending Agreement is held by any court of competent jurisdiction to be invalid, void or unenforceable in any respect, the remainder of such term, provision, covenant or condition in every other respect and the remainder of the terms, provisions, covenants or conditions of this Amending Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated.

3.4	Time of Essence

With regard to all dates and time periods set forth or referred to in this Amending Agreement, time is of the essence.

3.5	Governing Law

This Amending Agreement will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein without regard to conflicts of laws principles.

3.6	Counterparts; Electronic Delivery

This Amending Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amending Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Amending Agreement, including any ancillary documents, and of signature pages by facsimile or by email in pdf format, shall constitute effective delivery of this Amending Agreement and may be used in lieu of the original Amending Agreement for all purposes. Signatures of the Parties transmitted by facsimile or by email in pdf format shall be deemed to be their original signatures for any purpose whatsoever.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed and delivered this Amending Agreement effective as of the date first written above.

GREEN BREEZE ENERGY INC.

Per:	/s/ John Cobb
Name: John Cobb
Title: President

SCHNEIDER POWER INC.

Per:	/s/ Thomas Schneider
Name: Thomas Schneider
Title: President